Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Esperion Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	Rule 457 (c) and Rule 457(h)	6,250,000	$1.79	$11,187,500	$0.0001531	$1,712.81
Total Offering Amounts					$11,187,500		$1,712.81
Total Fee Offsets							$—
Net Fee Due							$1,712.81
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Esperion Therapeutics, Inc. (the “Registrant”), which become issuable under the Registrant’s 2022 Stock Option and Incentive Plan, as amended (the “Option Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Represents an increase of 6,250,000 shares of Common Stock to the number of shares available for issuance under the Option Plan. Shares available for issuance under the Option Plan were previously registered on the Registrant’s registration statements on Form S-8 (Registration No. 333-265247, Registration No. 333-273555, and Registration No. 333-281486) filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2022, August 1, 2023, and August 12, 2024, respectively.

(3) The price of $1.79 per share, which is the average of the high and low sale prices of Common Stock as quoted on the Nasdaq Global Market on August 8, 2025, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.